FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported)  June 30, 1994


                         Commission file number: 0-20416


                             EAGLE INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                         Delaware                         13-3384361
          (State or Other Jurisdiction of           (I.R.S. Employer
          Incorporation or Organization)         Identification No.)



                            Two North Riverside Plaza
                             Chicago, Illinois 60606
                    (Address of Principal Executive Offices)


                                 (312) 906-8700
              (Registrant's telephone number, including area code)


                                 Not Applicable
   (Former name, former address and former fiscal year, if changed since last report)






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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On June 30, 1994, an indirect wholly-owned subsidiary of Eagle Industries, Inc. (the "Company") sold the stock of Pfaudler (United States), Inc. ("Pfaudler") and Chemineer, Inc. ("Chemineer") to Robbins & Myers, Inc. pursuant to an Amended and Restated Stock Purchase Agreement (the "Agreement") dated June 29, 1994.

Under the terms of the Agreement, total consideration received amounted to $59.9 million in cash and a $50.0 million note. In addition, the Company received stock appreciation rights with respect to 2,000,000 shares of the common stock of Robbins & Myers, Inc. The cash proceeds received at closing were primarily utilized by the Company and its subsidiaries to reduce outstanding debt.

Pfaudler is a manufacturer of glass-lined steel storage and reactor vessels for the chemical processing and pharmaceutical industries. Chemineer is a manufacturer of mixing and agitation equipment for the process industries.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

A. Financial Statements

   Not applicable

B. Pro Forma Financial Statements

   It is not practicable to provide the required pro forma financial information at the time of the filing of this report. The required pro forma financial information will be filed within 45 days of the due date of this Form 8-K, or by August 29, 1994.

C. Exhibits

   2.1 Amended and Restated Stock Purchase Agreement among Eagle Industrial Products Corporation and O.D.E. Manufacturing, Inc. and Robbins & Myers, Inc.

   2.2 SAR and Registration Rights Agreement between Robbins & Myers, Inc. and Eagle Industrial Products Corporation.

   2.3 Robbins & Myers, Inc. Senior Subordinated Extendible Reset Note

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 EAGLE INDUSTRIES, INC.




   Dated:  July 13, 1994                        By:  /s/ Sam A. Cottone
                                                     -------------------------
                                                     Sam A. Cottone
                                                     Senior Vice President and
                                                     Chief Financial Officer